UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Poway Muffler and Brake, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

POWAY MUFFLER AND BRAKE, INC.
13933 Poway Road
Poway,  CA  92064

(Preliminary)

May 17, 2012

Copies to:

Karen A. Batcher, Esq.
Synergen Law Group, APC
819 Anchorage Place, Suite 28
Chula Vista, CA 91914
(619) 475-7882

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, no par value, (the “Common Stock”), of Poway Muffler and Brake, Inc., a Colorado Corporation (the “Company”), to notify such Stockholders of the following:

On or about May 15, 2012, the Company received written consents in lieu of a meeting of Stockholders from Shareholders owning a majority of the issued and outstanding shares of the Company authorizing the Board to (1)  amend our Articles of Incorporation in the State of Colorado to change the name of the Company from Poway Muffler and Brake, Inc. to Stratex Oil & Gas, Inc.; and (2) to effect a forward split of the Company’s issued and outstanding common stock, at a ratio of three-and-a-half to one (3.5:1).

On May 15, 2012, the Board of Directors of the Company approved the above-mentioned actions, subject to Stockholder approval.  The Majority Stockholders approved the action by written consent in lieu of a meeting on May 15, 2012, in accordance with the Colorado Corporate law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board has fixed the close of business on May 15, 2012, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders.  However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about May 28, 2012 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND
QUARTERLY REPORTS ON FORM 10-Q AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K, as well as, Forms 10-Q, as filed with the SEC are available upon written request and without charge to shareholders by writing to the Company c/o Allan Ligi, Chief Financial Officer,  13933 Poway Road, Poway,  CA  92064 or by calling telephone number (858) 748-2994. A copy of any and all information that has been incorporated by reference into this information statement shall be sent by first class mail or other equally prompt means within one business day of receipt of such request.

In certain cases, only one Annual Report and Quarterly Report(s) may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Quarterly Report(s), as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Chief Financial Officer, Allan Ligi,  at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Quarterly Reports if they are receiving multiple copies of Annual Reports or Quarterly Reports by directing such request to the same mailing address.

All Annual Reports and Quarterly Reports are filed with the Commission and are of public record. Such information can be accessed at www.sec.gov.

OUTSTANDING VOTING SECURITIES

As of May 15, 2012, the Company had 1,460,000 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.  On May 15, 2012, the holders of the majority of the issued and outstanding shares of the Company held 760,000 shares (or approximately 52.05% of the 1,460,000 shares of Common Stock then outstanding, each with 1 vote) executed and delivered to the Company a written consent approving the actions set forth herein.  Since the action has been approved by the holders of the majority of the issued and outstanding shares of the Company, no proxies are being solicited with this Information Statement. The Board adopted resolutions approving the actions set forth herein on May 15, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on May 15, 2012, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class (%)
Allan Ligi President, CFO, CEO, Secretary, Treasurer and Director	200,000	13.69
Gabrielle D. Chandler	100,000	6.85
Steve Chandler	200,000	13.70
Stanley C. & Mimi Lee	560,000	38.36
Gary Chin	200,000	13.70
All Officers and Directors as a Group (1 person)	200,000

DISSENTER’S RIGHTS OF APPRAISAL

No Appraisal Rights

Under the Colorado General Corporation Law, dissenting shareholders will not have rights to appraisal in connection with the Action discussed in this Information Statement.

ACTIONS BY THE MAJORITY STOCKHOLDERS

Company Name Change

The Company is currently considering the possibility of merging with a corporation that has operations in the field of exploration, acquisition and production of crude oil in the United States. To facilitate any potential merger discussions, the Board determined it is in the best interest of the Company to reflect in the name of the Company a name that may reflect any possible future operating subsidiary. If no such merger occurs, the Company may in the future change its name again, although it has no current plans to do so.

Forward Split

The Board has unanimously adopted and stockholders holding a majority of the common stock have approved a resolution to effect a three-and-a half for one (3.5:1) forward stock split (the "Forward Split ") of the Company’s outstanding common stock. The Board and such stockholders believe that the Forward Split is in the Company's best interests, principally because it may ultimately increase the effective trading price of the Common Stock as more shares will be available for the marketplace at an initial price resulting from the Forward Split that may be more attractive to potential stockholders. Any subsequent increase in the price of the common stock may, in turn, generate greater investor interest in the common stock, thereby enhancing the marketability of the common stock to the financial community.

The immediate effect of the Forward Split will be to increase the number of presently issued and outstanding shares of Common Stock from 1,460,000 to 5,110,000. Although the Forward Split may ultimately increase the effective market price of the common stock, no such increase can be assured or calculated.  The market price of the common stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions.

The Forward Split will affect all of the holders of the Company's common stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power.

The Forward Split of the Common Stock is expected to become effective on or about the 20th day following the mailing of this information statement (the "Effective Date"). The Company will notify the Financial Industry Regulatory Authority, requesting that the split be made effective on the Effective Date. The Forward Split will take place on the Effective Date without any action on the part of the holders of the common stock and without regard to current certificates representing shares of common stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Forward Split. New certificates of Common Stock will not be issued at this time.

We do not have any provisions in our Certificate of Incorporation, bylaws, or employment or credit agreements to which we are party that have anti-takeover consequences. We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if such a possible takeover may be done at an above market premium and favored by a majority of independent stockholders.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the actions stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on June 28, 2012.

By Order of the Board

/s/ Allan Ligi

Allan Ligi
President, CEO & Board Member

EXHIBIT INDEX

Exhibit A:   Form of Articles of Amendment

EXHIBIT A

(Note:  Pursuant to Colorado Revised Statutes ("CRS"), the Articles of Amendment will be filed via electronic form with the Colorado Secretary of State with the information provided below.)

Articles of Amendment

This document is entitled to be filed pursuant to §7-90-301, et seq. and §7-110-106 CRS

ID number:	19891001421

Name:	POWAY MUFFLER AND BRAKE, INC.

Jurisdiction:	CO

New Entity name (if applicable):	STRATEX OIL & GAS, INC.

Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, make the applicable selection from the following list):

☐	“bank” or “trust” or any derivative thereof
☐	“credit union”
☐	“savings and loan”
☐	“insurance”, “casualty”, “mutual”, or “surety”

Do you wish to attach amendments associated with the filing? (you will be prompted for the attachment when form is submitted)      ☐ Yes    ☒ No

If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment:      ☐ Yes    ☒ No

Duration of the entity:   ☒ Perpetual              ☐ through date: ____________________

(Caution: Leave blank if the document does not have a delayed effective date or time. Stating a delayed effective date or time has significant legal consequences. Read instructions before entering a date or time.)

Delayed effective date/time (mm/dd/yyyy hour:minute am/pm):               June 28, 2012
(example: 01/30/2004 08:00 am)
Note: delayed effective date cannot be more than 90 days after today. If a date greater than 90 days is used, this document will become effective on the 90th day.

Email Notification (Optional)

Our office can send you email notifications about due dates and other events affecting this business record. Information about email notifications.

Email address will not be sold or otherwise disclosed by our office, and your email address will not appear on your filed document.

Do you want to sign up for email notifications?
☐     My email address is already signed up for this record.
☒    Yes. Send my notifications to this email address:     kbatcher@synergenlaw.com
☐     No. I don't want to sign up for email notifications.

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

The true name and mailing address of the individual causing this document to be delivered for filing are:

Allan Ligi
Poway Muffler and Brake, Inc.
13933 Poway Road
Poway,  CA  92064
United States of America

Under penalty of perjury, I acknowledge that the foregoing facts stated in this document are true and correct, and that this document complies with the requirements of Part 3 or Article 90 of Title 7 CRS, the constituent documents and the organic documents as well as the documents and records of Poway Muffler and Brake, Inc.

Dated: May 17, 2012	By:
Allan Ligi, President